UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934
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RUB MUSIC ENTERPRISES, INC.
(Name of Registrant as Specified in Its Charter)
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RUB MUSIC ENTERPRISES, INC.
11680 Great Oaks Way, Suite 350
Alpharetta, Georgia 30022
INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY
Dear Stockholders:
This information statement (“Information Statement”) is being furnished to holders of record of the common stock, par value $0.001 per share (the “Common Stock”), at the close of business on October 6, 2009 of Rub Music Enterprises, Inc., a Nevada corporation (the “Company”), with respect to certain corporate actions of the Company. This Information Statement is first being mailed or furnished to the stockholders of the Company on or about October 16, 2009.
The purpose of this Information Statement is to notify stockholders of the Company that, on October 5, 2009, the Company received a written consent in lieu of a meeting of stockholders from the holder of 7,757,266 shares of Common Stock (representing 62% of the issued and outstanding shares of Common Stock). The written consent adopted resolutions approving an amendment to the Company’s articles of incorporation changing the name of the Company to SANUWAVE Health, Inc.
ONLY THE STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON OCTOBER 6, 2009 ARE ENTITLED TO NOTICE OF THE CORPORATE ACTION. STOCKHOLDERS WHO HOLD IN EXCESS OF 50% OF THE COMPANY’S SHARES OF VOTING CAPITAL STOCK ENTITLED TO VOTE ON THE ACTION HAVE VOTED IN FAVOR OF THE ACTION. AS A RESULT, THE ACTION HAS BEEN APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE EFFECTIVE ON A DATE THAT IS AT LEAST 20 DAYS AFTER THE MAILING OF THIS INFORMATION STATEMENT.
The Company’s board of directors is not soliciting your proxy. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended. The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Christopher M. Cashman
Christopher M. Cashman
President and Chief Executive Officer

October 16, 2009
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE
INFORMATION STATEMENT
This Information Statement is available on the Internet at www.sanuwave.com/investors/SEC.

RUB MUSIC ENTERPRISES, INC.
11680 Great Oaks Way, Suite 350
Alpharetta, Georgia 30022
INFORMATION STATEMENT
This information statement (“Information Statement”) is being furnished to holders of record of the common stock, par value $0.001 per share (the “Common Stock”), at the close of business on October 6, 2009 of Rub Music Enterprises, Inc., a Nevada corporation (the “Company”), with respect to certain corporate actions of the Company. This Information Statement is first being mailed or furnished to the stockholders of the Company on or about October 16, 2009.
ABOUT THIS INFORMATION STATEMENT
What is the purpose of this Information Statement?
This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify stockholders of the Company, as of the close of business on October 6, 2009 (the “Record Date”), of the corporate actions expected to be taken pursuant to the written consent of a principal stockholder of the Company. A holder of the Company’s Common Stock has approved an amendment to the Company’s articles of incorporation to change the Company’s name to SANUWAVE Health, Inc. (the “Action”). In order to eliminate the costs and management time involve in holding a special meeting, and in order to effect the corporate action as soon as possible, the Company decided to proceed with the corporate action by obtaining the written consent of a stockholder holding a majority of the voting power of the Company.
Who is entitled to notice?
All holders of shares of Common Stock of record on the close of business on the Record Date are entitled to notice of the Action.
On what corporate matters did the principal stockholders vote?
The principal stockholder, who holds 62% of the total issued and outstanding voting capital stock of the Company on the Record Date, holds a majority of the issued and outstanding voting capital stock required to vote on the Action. The stockholder has voted for the following:
•	For the approval of an amendment to the articles of incorporation of the Company to change the name of the Company to SANUWAVE Health, Inc.
What vote is required to approve the Action?
In order to amend the articles of incorporation of the Company to change the name of the Company, the affirmative vote of a majority of the voting capital stock is required. On October 5, 2009, a principal stockholder of the Company voted in favor of the Action. Under Section 78.320 of the Nevada Revised Statutes, all activities requiring stockholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the stockholders. Because a principal stockholder is entitled to cast a vote representing 7,757,266 shares of Common Stock (which shares are equal to 62% of the total issued and outstanding voting capital stock of the Company on the Record Date), no action by the minority stockholders in connection with the Action is required.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five percent, (ii) each of the Company’s executive officers, directors and director designees, and (iii) the Company’s executive officers, directors and director designees as a group.

	Number of Shares	Percent of
	Beneficially	Shares
Name of Beneficial Owner(1)	Owned(2)	Outstanding
Christopher M. Cashman(3)	880,773	6.7%
Barry J. Jenkins(4)	424,278	3.3%
Thomas H. Robinson	15,000	*
Kevin A. Richardson, II	5,000	*
John F. Nemelka	5,000	*
Cornelius A. Hofman	10,000	*
Prides Capital Fund I, LP(5)	9,602,783	66.9%
NightWatch Capital Partners II, LP(6)	2,158,923	17.0%

All directors and executive officers as a group (6 persons)	1,340,051	10.0%

*	Less than 1% of outstanding shares.

(1)	Unless otherwise noted, each beneficial owner has the same address as the Company.

(2)	“Beneficial ownership” includes shares for which an individual, directly or indirectly, has or shares voting or investment power, or both, and also includes options that are exercisable within 60 days of October 6, 2009. Unless otherwise indicated, all of the listed persons have sole voting and investment power over the shares listed opposite their names. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act. Pursuant to the rules of the Securities and Exchange Commission, referred to in this Information Statement as the SEC, certain shares of common stock that a beneficial owner has the right to acquire within 60 days pursuant to the exercise of stock options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such owner, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Includes options to purchase up to 542,700 shares of common stock and warrants to purchase up to 8,816 shares of common stock.

(4)	Includes options to purchase up to 267,028 shares of common stock and warrants to purchase up to 3,508 shares of common stock.

(5)	Includes warrants to purchase up to 775,726 shares of common stock and notes convertible into 1,069,791 shares of common stock. The principal business address of Prides Capital Fund I, LP is 200 High Street, Suite 700, Boston, MA 02110.

(6)	Includes warrants to purchase up to 193,932 shares of common stock and notes convertible into 25,675 shares of common stock. The principal business address of NightWatch Capital Partners II, LP is 5314 River Run Drive, Suite 350, Provo, Utah 84604.

ACTION
AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE COMPANY TO
CHANGE THE NAME OF THE COMPANY TO SANUWAVE HEALTH, INC.
On October 5, 2009, the Company’s sole member of the board of directors adopted a resolution declaring it advisable to amend the Company’s articles of incorporation to change the name of the Company to SANUWAVE Health, Inc. On October 5, 2009, the Company received a written consent in lieu of a meeting of stockholders from the holder of 7,757,266 shares of Common Stock (representing 62% of the issued and outstanding shares of Common Stock) approving the Action. A copy of the Amendment to the Articles of Incorporation is attached as Appendix A hereto.
Purpose of Changing the Name of the Company
On September 25, 2009, the Company and RME Delaware Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the “Merger Sub”), entered into an agreement and plan of merger (the “Merger Agreement”) with SANUWAVE, Inc., a Delaware corporation (“SANUWAVE”). Pursuant to the Merger Agreement, the Merger Sub merged with and into SANUWAVE, with SANUWAVE as the surviving entity (the “Reverse Merger”). In connection with the Reverse Merger, the Company acquired 100% of the outstanding capital stock of SANUWAVE and issued to the stockholders of SANUWAVE 11,009,657 shares of Common Stock, warrants to purchase up to 1,106,627 shares of Common Stock, at $4.00 per share, and warrants to purchase up to an additional 1,106,627 shares of Common Stock, at $8.00 per share.
In connection with the Reverse Merger, the Company also entered into stock repurchase agreements, all dated as of September 25, 2009 (the “Stock Repurchase Agreements”), with certain stockholders of the Company, pursuant to which the Company purchased from certain stockholders, for an aggregate purchase price of $180,000, some or all of the Common Stock held by such stockholders, such that after the repurchases, 1,500,000 shares of Common Stock remained outstanding (the “Share Repurchase”). As a result of the Reverse Merger and Share Repurchase, the stockholders of SANUWAVE control approximately 88% of the outstanding Common Stock of the Company, holding 11,009,657 of the 12,509,657 outstanding shares, and SANUWAVE is considered the accounting acquirer in the Reverse Merger. The Reverse Merger resulted in a change of control of the Company. The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately prior to the Reverse Merger.
As a result of the Reverse Merger, the Company’s operations are now focused in global medical technology; therefore, the Company’s board of directors believes that it is in the Company’s best interest to have the Company change its name to a name that more accurately reflects the business and operations of the Company and SANUWAVE.
Effective Date of the Amendment
The name change of the Company will become effective upon the filing of the certificate of amendment to the Company’s articles of incorporation with Secretary of State of the State of Nevada. Pursuant to Rule 14c-2 under the Exchange Act, the foregoing Action may not become effective until a date that is at least 20 days after the date on which this Information Statement has been mailed to the stockholders of the Company.

Dissenters’ Right of Appraisal
Under Nevada law and the Company’s articles of incorporation and bylaws, no stockholder has any right to dissent to the proposed amendment to change the name of the Company, and no stockholder is entitled to appraisal of or payment for their shares of Common Stock pursuant to such name change.
No Meeting of Stockholders Required
The Company is not soliciting any votes with regard to the Action to change the name of the Company. The principal stockholders that have consented to the Action hold a majority of the total issued and outstanding shares of voting capital stock and, accordingly, such principal stockholders have sufficient shares to approve the Action.
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
Other than as described below, for the fiscal year ended December 31, 2008, there were no transactions with related persons required to be disclosed in this Information Statement. During the period October 2008 through May 2009, SANUWAVE issued notes payable, totaling $3.1 million, to Prides Capital Fund I, L.P., a shareholder of the Company (“Prides”). Kevin A. Richardson, II, one of the Company’s director designees, serves as a managing partner of Prides Capital, LLC, an affiliate of Prides. In October 2008, SANUWAVE issued notes payable, totaling $0.1 million, to NightWatch Capital Partners II, L.P., a shareholder of the Company (“NightWatch”). John F. Nemelka, one of the Company’s director designees, serves as a Managing Principal of NightWatch Capital Advisors, LLC, an affiliate of NightWatch. As of September 30, 2009, no principal has been paid on the notes. The notes bear interest at 15% annually. Interest is paid quarterly in arrears beginning December 31, 2008, if elected by the holders of the notes. As of September 30, 2009, the holders of the notes had not elected to receive interest quarterly. All remaining unpaid accrued interest and principal is due September 30, 2011.
PROPOSALS BY SECURITY HOLDERS
No security holder has requested the Company to include any additional proposals in this Information Statement.
INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON
No officer, director or director nominee of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer, director or director nominee of the Company. No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company as set forth in this Information Statement.
ADDITIONAL INFORMATION
The Company files reports with the Securities and Exchange Commission (the “SEC”). These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to securities laws. You may read and copy materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS
Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company received contrary instructions from one or more of the security holders. The Company shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 11680 Great Oaks Way, Suite 350, Alpharetta, Georgia 30022, or by calling the Company at (678) 581-6843. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Christopher M. Cashman
Name:	Christopher M. Cashman
Title:	President and Chief Executive Officer

October 16, 2009

APPENDIX A
CERTIFICATE OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
RUB MUSIC ENTERPRISES, INC.
The undersigned, pursuant to Section 78.390 of the General Corporation Law of Nevada, certifies on behalf of Rub Music Enterprises, Inc., a Nevada corporation (the “Corporation”), as follows:
1. The Articles of Incorporation of the Corporation is hereby amended by deleting the text of the first paragraph thereof in its entirety and by adding, in lieu thereof, the following text:
“SANUWAVE Health, Inc.”
2. The Board of Directors of the Corporation adopted resolutions proposing the amendment for approval by the holders of a majority of the issued and outstanding shares of all of the Corporation’s stock entitled to vote on the matter, which majority shareholders executed a written consent in accordance with the provisions of Section 78.320 of the General Corporation Law of Nevada in favor of the amendment.
3. This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 78.390 of the General Corporation Law of Nevada.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of                           , 2009.

RUB MUSIC ENTERPRISES, INC.
By:
Christopher M. Cashman, President and CEO